Exhibit 23(a)



     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus forming part of the Registration Statement on Form S-8, relating to the Alumax Inc. 1993 Long Term Incentive Plan, the Alumax Inc. 1995 Employee Equity Ownership Plan, and the Alumax Inc. Non-Employee Directors Stock Compensation Plan, the shares of common stock to be issued in accordance with the Plans, of our reports dated January 8, 1998, except for Note V, for which the date is February 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Aluminum Company of America and consolidated subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 which reports are incorporated by reference or included in the Company's 1997 Annual Report on Form 10-K for the fiscal year ended
December 31, 1997.



			      /s/ PricewaterhouseCoopers LLP
                              PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
November 23, 1998